Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:

Teri Dahlman (617) 995-9807

Idenix Pharmaceuticals Intends to Appeal Norway District Court Decision Regarding

Patent Invalidity Case

CAMBRIDGE, Mass., March 24, 2014 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today announced that it intends to file an appeal to challenge the Oslo, Norway District Court’s (the “Court”) decision in a patent invalidity case concerning Idenix’s co-owned Norwegian patent NO 330 755 that covers certain 2’-methyl-2’-fluoro nucleoside compounds useful in the treatment of the hepatitis C virus (HCV) and other flaviviridae infections.

In September 2012, Gilead Sciences Europe Ltd., a subsidiary of Gilead Sciences, Inc. (NASDAQ: GILD) (“Gilead”), filed a lawsuit in the Court claiming that Idenix’s Norwegian patent NO 330 755 is invalid. Idenix subsequently filed a counter claim that a patent owned by Gilead covering similar subject matter (Norwegian patent NO 333 700) is invalid and unenforceable. On March 21, 2014, the Court determined that Idenix’s patent is invalid and that Gilead’s patent is valid.

“We intend to challenge this decision in proceedings in the Appeal Court in Oslo, as we maintain that our patent is valid and enforceable under Norwegian law,” said Maria Stahl, senior vice president and general counsel at Idenix. “Idenix has invested significant resources in nucleoside drug discovery and in building an intellectual property portfolio that supports the discovery and development of drugs to treat HCV. We remain confident in the belief that Gilead infringes U.S. and European patents co-owned by Idenix that cover methods of treating the hepatitis C virus using either 2’-methyl nucleosides or 2’-methyl-2’-fluoro nucleoside and will continue to aggressively defend our intellectual property portfolio.”

Other Ongoing Patent Disputes

Idenix has several ongoing litigation and administrative matters involving Gilead and/or certain of its subsidiaries. In December 2013, Idenix announced it filed two lawsuits against Gilead: a patent infringement lawsuit in the United States District Court in Boston, Massachusetts (Idenix U.S. Patents 6,914,054 and 7,608,597) and a separate patent infringement and interference lawsuit in the United States District Court in Wilmington, Delaware (Idenix U.S. Patent 7,608,600 and Gilead U.S. Patent 8,415,322).

In March 2014, Idenix announced it filed patent infringement lawsuits against Gilead in each of three countries—France, Germany and the United Kingdom. The lawsuits allege that Gilead infringes Idenix’s recently-granted, co-owned European patent EP 1 523 489 that covers 2’-methyl-2’-fluoro nucleosides for treating the hepatitis C virus.

In February 2012, the U.S. Patent and Trademark Office, or USPTO, initiated a patent interference between one of Idenix’s co-owned patent applications and a patent owned by Gilead. In January 2014, the USPTO determined that Idenix is not entitled to priority of invention and judgment was entered in favor of Gilead. Idenix challenged this decision in the U.S. District Court for the District of Delaware.

In December 2013, the USPTO declared a second patent interference between Idenix’s U.S. Patent 7,608,600 and Gilead’s U.S. Patent Application 11/854,218, both related to the use of certain 2’-methyl, 2’-fluoro nucleoside compounds to treat HCV infections.

In August 2013, Idenix filed a request with the Chinese Patent Office’s Patent Re-examination Board, or the PRB, to invalidate Gilead’s Chinese Patent No. ZL.200480019148.4.

Gilead has also filed suit against Idenix in Canada and Australia to invalidate granted Idenix patents covering certain 2’-methyl-2’-fluoro nucleoside compounds and their use in treating HCV or other Flaviviridae viruses.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s litigation strategy. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following:; the Company’s ability to maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

###